UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 15, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Independence MOB Portfolio

On October 15, 2014, we, through GAHC3 Independence MOB Portfolio, LLC, our wholly-owned subsidiary, entered into a Real Estate Purchase Agreement, or the Independence Purchase Agreement, with Kadima Medical Properties, LLC, as seller, an unaffiliated third party, to purchase five medical office buildings located in Somerville, Massachusetts; New York, New York; Verona, New Jersey; Morristown, New Jersey and Southgate, Kentucky, or collectively, the Independence MOB Portfolio, for an aggregate purchase price of $135,000,000 plus closing costs.

The material terms of the Independence Purchase Agreement provide for: (i) a contingency period of 21 days following the execution of the Independence Purchase Agreement in which we have the right to review and investigate any and all conditions and aspects of the properties in our sole and absolute discretion, receive and review documents requested and conduct physical inspections of the property; (ii) a deposit of $5,000,000 due within three business days following the execution of the Independence Purchase Agreement, which shall be applied to the purchase price at the time of closing; (iii) the deposit to be retained by the seller as liquidated damages, in the event, after the contingency period expires, the sale is not consummated solely due to our default under the Independence Purchase Agreement; (iv) a closing date to occur on December 16, 2014, unless certain conditions precedent have not been affirmatively satisfied on or before December 12, 2014, in which case, closing shall take place three business days after satisfaction of those conditions precedent, but in no event later than March 1, 2015; (v) our right to extend the closing date for 15 days provided that five days prior written notice is provided to seller; (vi) a termination provision whereby the Independence Purchase Agreement shall be deemed cancelled and deposit shall be fully refundable for any reason, or no reason, within two business days of our written termination notice at any time prior to the expiration of the contingency period; (vii) our right to receive from seller all actually incurred, out of pocket expenses in conjunction with the Independence Purchase Agreement, up to a maximum of $350,000, in the event we terminate the Independence Purchase Agreement due to a failure of conditions precedent set forth in the Independence Purchase Agreement relating to specific properties, subject to certain limitations set forth in the Independence Purchase Agreement; and (viii) automatic termination of the Independence Purchase Agreement, in all respects, in the event that closing has not occurred by March 1, 2015, in which case, we shall be entitled to the return of our deposit, in addition to any reimbursement for our out of pocket expenses entitled to us pursuant to the Independence Purchase Agreement. The Independence Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

Mount Olympia MOB Portfolio

On October 15, 2014, we, through GAHC3 Mount Olympia MOB Portfolio, LLC, our wholly-owned subsidiary, entered into a Real Estate Purchase Agreement, or the Mount Olympia Purchase Agreement, with IRA Mt. Carmel, LLC, IRA Mount Dora, LLC, and IRA Holdings II, LLC, or collectively, the sellers, unaffiliated third parties, to purchase three medical office buildings located in Mount Dora, Florida; Olympia Fields, Illinois; and Columbus, Ohio, or collectively, the Mount Olympia MOB Portfolio, for an aggregate purchase price of $16,400,000 plus closing costs.

The material terms of the Mount Olympia Purchase Agreement provide for: (i) an inspection period that ends 30 days from the effective date of the Mount Olympia Purchase Agreement; (ii) an initial deposit of $500,000 due within three business days of the effective date of the Mount Olympia Purchase Agreement, which shall be applied to the purchase price at the time of closing; (iii) sellers’ physical or online delivery of building documents for us to inspect within three business days after the effective date of the Mount Olympia Purchase Agreement; (iv) our right, at or before the end of the inspection period, to disapprove the condition of the Mount Olympia MOB Portfolio and terminate the Mount Olympia Purchase Agreement and have escrow immediately deliver the deposit along with any interest earned thereon to us; (v) a closing date that shall occur no later than 30 days from the end of the inspection period; (vi) the right for us, in the event of sellers’ default, to either: terminate the Mount Olympia Purchase Agreement, receive reimbursement from Seller, not to exceed $100,000, for our due diligence costs paid to third parties, and receive an immediate return of the deposit, or pursue specific performance of the conveyance of the Mount Olympia MOB Portfolio without right to any other damages or other equitable relief; (vii) sellers’ right to extend the closing date once, for up to 10 days, in the event we do not receive the requisite ground lease estoppel from seller three days prior to the scheduled closing date; and (vii) the right for the sellers, in the event of our default, to receive, as their sole and exclusive remedy, the deposit as liquidated damages. The Mount Olympia Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

We intend to finance the purchase of the Independence MOB Portfolio and the Mount Olympia MOB Portfolio from funds raised through our initial public offering. We also anticipate paying an acquisition fee of 2.25% of the aggregate purchase price of each property to our advisor and its affiliates in connection with the acquisition of such properties. The closings are expected to occur during the fourth quarter of 2014; however, no assurance can be provided that we will be able to purchase any of the properties in the anticipated timeframe, or at all since the potential acquisitions of these properties are subject to substantial conditions to closing.

The material terms of the agreement discussed above are qualified in their entirety by the Independence Purchase Agreement and the Mount Olympia Purchase Agreement attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 21, 2014, American Healthcare Investors LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our entry into the Independence Purchase Agreement, additional purchase and sale agreements recently entered into and our recent acquisitions. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Agreement of Purchase and Sale by and between GAHC3 Independence MOB, LLC and Kadima Medical Properties, LLC dated October 15, 2014
10.2	Agreement of Purchase and Sale by and between GAHC3 Mount Olympia MOB Portfolio, LLC and IRA Mt. Carmel, LLC, IRA Mount Dora, LLC, and IRA Holdings II, LLC dated October 15, 2014
99.1	American Healthcare Investors LLC Press Release, dated October 21, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

October 21, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Agreement of Purchase and Sale by and between GAHC3 Independence MOB, LLC and Kadima Medical Properties, LLC dated October 15, 2014
10.2	Agreement of Purchase and Sale by and between GAHC3 Mount Olympia MOB Portfolio, LLC and IRA Mt. Carmel, LLC, IRA Mount Dora, LLC, and IRA Holdings II, LLC dated October 15, 2014
99.1	American Healthcare Investors LLC Press Release, dated October 21, 2014